UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

May 9, 2005

Date of Report (Date of earliest event reported)

AAMES INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-32340	34-1981408
(commission File Number)	(IRS employer identification no.)

350 South Grand Ave, 43rd Floor

Los Angeles, CA 90071

(Address of principal executive offices)(Zip Code)

(323) 210-5000

(Registrants telephone number, Including area code)

Not Applicable

(Former name or former address, if changed sleet last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2006, Aames Investment Corporation received notice from Countrywide Warehouse Lending regarding compliance with certain financial covenants in the Revolving Credit and Security Agreement

On May 10, 2006, Ames Investment Corporation entered into a letter agreement with Citigroup Global Markets Realty Corp. regarding compliance with certain financial covenants in the Amended and Restated Master Loan and Security Agreement.

On May 10, 2006, Aames Investment Corporation entered into Amendment No. 5 to the Master Repurchase Agreement with Bear Stearns Mortgage Capital Corporation to amend certain financial covenants.

On May 9, 2006 Aames Investment Corporation entered into a letter agreement with Greenwich Capital Financial Products regarding compliance with certain financial covenants in the Master Repurchase Agreement.

On May 10, 2006, Aames Investment Corporation entered into Fifth Amendment to Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans with Lehman Brothers Bank, FSB to amend certain financial covenants.

On May 9, 2006, Aames Investment Corporation entered into Amendment No. 2 to the Master Repurchase Agreement with Morgan Stanley Bank to amend certain financial covenants.

Item 2.02 Results of Operations and Financial Condition

On May 10, 2006, Aames Investment Corporation issued the attached press release disclosing its financial results for the quarter ended March 31, 2006. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements: None

(b) Pro forma financial information: None

(c) Exhibits:

99.1        March 2006 Quarterly Earnings Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES INVESTMENT CORPORATION

By:	/s/John F. Madden, Jr.
John F. Madden, Jr.
Executive Vice President General Counsel
and Secretary

Dated: May 12, 2006